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                                  EXHIBIT 23.1

                          CONSENT OF ELLIOTT DAVIS, LLC

Board of Directors

Community Capital Corporation:

     We consent to the incorporation by reference in Community Capital Corporation's Registration Statement on Form S-3 (No. 333-66402), relating to the registration of up to 500,000 shares of its common stock for issuance pursuant to the Community Capital Corporation Dividend Reinvestment Plan, of our report dated January 24, 2003, which is included in Community Capital Corporation's , Annual Report on Form 10-K for the year ended December 31, 2002.


                             /s/ Elliott Davis, LLC

Columbia, South Carolina

March 28, 2003